Exhibit 16.1

April 30, 2019

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Yuma Energy, Inc.’s statements included under Item 4.01 of its Form 8-K filed on April 30, 2019 and we agree with such statements concerning our firm.

/s/ Moss Adams LLP

Moss Adams LLP